EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

                We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-56779, No. 333-34364, No. 333-81644, No. 333-100298), the Registration Statements on Form S-8 (No. 333-3694, No. 333-39105, No. 333-46492, No. 333-54426, No. 333-56781, No. 333-60828, No. 333-66067, No. 333-79675, No. 333-81635, No. 333-83770, No. 333-93497) and the Registration Statement on Form S-4 (No. 333-62694) of Yahoo! Inc. of our reports dated October 23, 2002, except as to recently issued accounting pronouncements in Note 2 and as to the subsequent events listed in Note 19 which are as of December 27, 2002, relating to the consolidated financial statements and financial statement schedule of Inktomi Corporation, which appear in Inktomi Corporation’s Annual Report on Form 10-K for the year ended September 30, 2002, which is incorporated by reference in this Current Report on Form 8-K of Yahoo! Inc. dated February 13, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

February 13, 2003